Exhibit 99.1

NEWS RELEASE

	Contacts:	Susser Holdings Corporation
Mary Sullivan, Chief Financial Officer
(361) 693-3743, msullivan@susser.com
FOR IMMEDIATE RELEASE
DRG&E
Ken Dennard, Managing Partner
(713) 529-6600, ksdennard@drg-e.com
Anne Pearson, Senior Vice President
(210) 408-6321, apearson@drg-e.com

Susser Holdings Provides Third Quarter Operating Results Update

Earnings conference call set for 11 a.m. ET Nov. 6 to discuss complete results

¡    Same-store merchandise sales up 4.8%, pro forma up 6.7%

¡    Average retail fuel volumes per store down 2.4%, pro forma down 6.2%

CORPUS CHRISTI, Texas, Oct. 14, 2008 – Susser Holdings Corporation (NASDAQ: SUSS) said today it expects to report same-store merchandise sales growth for the third quarter of 2008 of approximately 4.8 percent on a reported basis and 6.7 percent on a pro forma basis. Retail average per-store fuel volumes are expected to be down 2.4 percent on a reported basis and down approximately 6.2 percent on a pro forma basis. The pro forma comparisons reflect the combined results of Stripes and Town & Country stores as if Susser had acquired Town & Country Food Stores at the beginning of 2007.

For the first nine months of the year, Susser expects to report an increase in same-store merchandise sales of approximately 6.7 percent on a reported basis and 8.0 percent on a pro forma basis. Retail average per-store fuel volumes are expected to be up by 1.5 percent on a reported basis and down by approximately 1.5 percent on a pro forma basis.

So far in 2008, Susser has opened seven retail stores and closed two, bringing its current retail store count to 509.

Third Quarter Earnings Conference Call

Susser will release its third quarter 2008 results on Wednesday, Nov. 5, after the market closes. In conjunction with the release, the Company has scheduled a conference call that will be broadcast live over the Internet on Thursday, Nov. 6, at 11 a.m. Eastern Time.

What:	Susser Holdings Third Quarter 2008 Earnings Conference Call

When:	Thursday, Nov. 6, at 11 a.m. ET

How:	Live via phone by dialing 303-262-2053, or live over the Internet by logging onto the Company’s web site at the address below

Where:	www.susser.com, on the “Events & Presentations” page of the “Investor Relations” section

A telephonic replay will be available through Nov. 13 by calling 303-590-3000 and using the pass code 11121209#. An archive of the webcast will be available for 60 days on Susser’s web site.

Corpus Christi, Texas-based Susser Holdings Corporation is a third generation family led business that currently operates 509 convenience stores in Texas, New Mexico and Oklahoma under the Stripes and Town & Country banners. Restaurant service is available in over 285 of its stores, primarily under the proprietary Laredo Taco Company and Country Cookin' brands. The Company also supplies branded motor fuel to approximately 380 independent dealers through its wholesale fuel division.

Forward-Looking Statements

This news release contains “forward-looking statements” describing Susser’s objectives, targets, plans, strategies, costs, anticipated capital expenditures, expected cost savings, costs of our store re-branding initiatives, expansion of our food service offerings, potential acquisitions and new store openings and dealer locations. These statements are based on current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially, including but not limited to: competition from other convenience stores, gasoline stations, dollar stores, drug stores, supermarkets, hypermarkets and other wholesale fuel distributors; changes in economic conditions; volatility in energy prices; successful integration and anticipated future financial performance and trends of Town & Country; political conditions in key crude oil producing regions; wholesale cost increases of tobacco products; adverse publicity concerning food quality, food safety or other health concerns related to our restaurant facilities; consumer or other litigation; consumer behavior, travel and tourism trends; devaluation of the Mexican peso or restrictions on access of Mexican citizens to the U.S.; unfavorable weather conditions; changes in state and federal regulations; dependence on one principal supplier for merchandise, two principal suppliers for gasoline and one principal provider for transportation of substantially all of our motor fuel; financial leverage and debt covenants; changes in debt ratings; inability to identify, acquire and integrate new stores; dependence on senior management; acts of war and terrorism; and other unforeseen factors. For a full discussion of these and other risks and uncertainties, refer to the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 30, 2007 and subsequent quarterly reports on Form 10-Q. These forward-looking statements are based on and include our estimates as of the date hereof. Subsequent events and market developments could cause our estimates to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available, except as may be required by applicable law.

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